                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            J. Ray McDermott, S.A.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

J. RAY MCDERMOTT, S.A.
- -------------------------------------------------------------------------------
R. E. Howson1                             450 Poydras Street
Chairman of the Board and                 P.O. Box 61829
Chief Executive Officer                   New Orleans, Louisiana, 70161-1829
                                          (504) 587-5300

                                 June 26, 1996

Dear Stockholder:

  You are cordially invited to the Company's Annual Meeting of Stockholders to be held on Friday, August 2, 1996, in the Versailles Ballroom, New Orleans Hilton Riverside, Poydras at Mississippi River, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of meeting and proxy statement following this letter describe the matters to be acted upon at the meeting. Whether or not you personally plan to attend, please take a few minutes now to mark, sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope so that your shares are represented and voted at the meeting.

  In April 1996, Frank C. Wade resigned as Vice Chairman of the Company's Board of Directors to pursue other interests. We want to thank Frank for his contributions to the Company and wish him success in his future ventures.

  Thank you for your interest in our Company.

                                          Very truly yours,

                                          R. E. HOWSON

                            J. RAY MCDERMOTT, S.A.
                              1450 POYDRAS STREET
               P. O. BOX 61829 NEW ORLEANS, LOUISIANA 70161-1829

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 2, 1996

To the Stockholders of
J. RAY McDERMOTT, S.A.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of J. Ray McDermott, S.A., a Panama corporation (the "Company"), for the fiscal year ended March 31, 1996 will be held in the Versailles Ballroom, New Orleans Hilton Riverside, Poydras at Mississippi River, New Orleans, Louisiana, on Friday, August 2, 1996, at 9:30 a.m. local time, for the following purposes:

    (1) To elect four Directors;

    (2) To approve the Company's Restated Short-Term Incentive Compensation
        Plan;

    (3) To approve the Company's Restated Executive Long-Term Incentive Compensation Plan;

    (4) To retain Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

    (5) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on June 21, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof.

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. This will ensure that your vote is counted, whether or not you attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person at that time.

                                              By Order of the Board of
                                               Directors,

                                              S. WAYNE MURPHY
                                              Secretary

Dated: June 26, 1996

                            J. RAY MCDERMOTT, S.A.
                              1450 POYDRAS STREET
                                P. O. BOX 61829
                       NEW ORLEANS, LOUISIANA 70161-1829

                               ----------------

                          PROXY STATEMENT FOR ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD AUGUST 2, 1996

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished and the accompanying proxy card or voting instruction form ("Proxy") is being solicited by the Board of Directors of J. Ray McDermott, S.A. (the "Company"). The Company will bear all expenses incurred in connection with such solicitation, which is expected to be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the delivery of proxy materials for a fee of $1,500, plus out-of-pocket expenses. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of shares. Any Proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by submission of another Proxy having a later date or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about June 26, 1996.

  The Company was organized under the laws of the Republic of Panama in 1994 to succeed to substantially all of the operations of the Marine Construction Services Business of McDermott International, Inc. ("McDermott International"), which business was contributed to the Company on January 31, 1995 (the "Effective Time"). On that date, the Company also acquired Offshore Pipelines, Inc. ("OPI") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 2, 1994, as amended (the "Merger Agreement").

                               VOTING AT MEETING

  Only holders of record of the Company's Common Stock, $.01 par value per share ("Common Stock"), and the Company's Series A $2.25 Cumulative Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), at the close of business on June 21, 1996 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock and each outstanding share of Series A Preferred Stock is entitled to one vote per share, with all holders thereof voting as a single class on the matters to be acted upon at the Annual Meeting. There were outstanding on the Record Date 40,261,373 shares of Common Stock and 3,200,000 shares of Series A Preferred Stock. On the Record Date, 24,668,297 shares of Common Stock and all of the outstanding 3,200,000 shares of Series A Preferred Stock (or approximately 64.1% of the total votes entitled to be cast at the meeting) were held by McDermott International with its address at 1450 Poydras Street, New Orleans, Louisiana 70112-6050.

  A majority of the voting power of the outstanding shares of Company stock present in person or by proxy will constitute a quorum at the meeting. Each matter submitted to the stockholders, including the election of directors, requires the affirmative vote of a majority of the voting power of the outstanding shares of Company stock represented at the meeting. Abstentions are counted for purposes of determining whether a quorum is present, but because they are not affirmative votes for an item, they will have the same effect as a "withheld" or an "against" vote. With respect to broker non-votes, the shares are counted for the purpose of determining whether a quorum is present but are not considered present at the meeting for the particular item for which the broker lacks authority to vote.

  All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder with respect to each specific item listed thereon. If a choice is not made, the Proxy will be voted for (i) the election of Directors as described under "ELECTION OF DIRECTORS", (ii) the approval of the Company's Restated Short-Term Incentive Compensation Plan, (iii) the approval of the Company's Restated Executive Long-Term Incentive Compensation Plan, and (iv) the retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997. McDermott International has informed the Company that it will vote its shares of Common Stock and Series A Preferred Stock representing approximately 64.1% of the total votes entitled to be cast at the meeting in favor of each of these items.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class.

  Robert E. Howson and Mike H. Lam were elected as Class I Directors at the Company's first annual meeting of stockholders held on August 4, 1995 at which McDermott International voted all of its shares of Common Stock and Series A Preferred Stock in favor of their election in accordance with the terms of the Merger Agreement. Other than Rick L. Burdick and Lodwrick M. Cook, all other Directors were previously elected to their respective classes as of the Effective Time. Mr. Burdick was appointed a Class II Director by the Company's Board of Directors on June 30, 1995, upon the recommendation of Frank C. Wade, former Chairman of the Board of OPI and former Vice Chairman of the Company's Board, in accordance with the terms of the Merger Agreement. Mr. Cook was appointed a Class I Director by the Company's Board of Directors on March 13, 1996, upon the recommendation of the Company's Directors Nominating Committee. Upon the nomination of the Board of Directors at its June 5, 1996 meeting, Messrs. Burdick and Cook are now standing for election to their respective classes at this year's Annual Meeting. The Board of Directors also nominated James J. Wildasin and J. Howard Macdonald for reelection as Class II Directors of the Company's Board. If elected, each Class II nominee will hold office until the Company's 1999 Annual Meeting and until his successor is elected and qualified, and Mr. Cook, as a Class I nominee, will hold office until the Company's 1998 Annual Meeting and until his successor is elected and qualified.

  The persons named as proxies in the enclosed Proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth under "Continuing Class I Directors" and "Continuing Class III Directors" are the names of the other Directors of the Company currently in office. Class I Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1998 and Class III Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1997.

  Set forth below is certain information (ages as of August 2, 1996) with respect to each nominee for election as a director and each Director of the Company.

                                                                   DIRECTOR
                NAME AND PRINCIPAL OCCUPATION                  AGE  SINCE
                -----------------------------                  --- --------
                      CLASS II NOMINEE
James J. Wildasin............................................   61   1995
President, Europe and Subsea Development of the Company since
 September 1995. Prior thereto, he was President and Chief
 Operating Officer of the Company from January 31, 1995;
 President and Chief Operating Officer of McDermott
 International's Marine Construction Services Business from
 February 1993; Senior Vice President and Group Executive,
 North Sea, Middle East and West Africa Operations of
 McDermott International from February 1992; Vice President
 and Group Executive, North Sea, Middle East and West Africa
 Operations of McDermott International from July 1991; Vice
 President and General Manager, London Engineering of
 McDermott International from March 1991; and prior to that,
 President and Co-Chief Executive Officer of McDermott-ETPM,
 Inc.
J. Howard Macdonald..........................................   68   1995
Chairman and Chief Executive Officer of NatWest Investment
 Bank from January 1989 until his retirement in April 1991.
 He is also a director of McDermott International, The BOC
 Group plc, and The Weir Group plc.
Rick L. Burdick..............................................   45   1995
Sole shareholder of a professional corporation that has
 served as a partner in the law firm of Akin, Gump, Strauss,
 Hauer & Feld, L.L.P., a limited liability partnership
 including professional corporations, since 1988. He is also a director of Republic Industries, Inc.
                       CLASS I NOMINEE
Lodwrick M. Cook.............................................   68   1996
A director of Atlantic Richfield Company ("ARCO") since 1980 and Chairman Emeritus of ARCO since June 1995, prior to
 which he was Chairman of the Board of ARCO from January
 1986. Mr. Cook was also ARCO's Chief Executive Officer from
 October 1985 to June 1994, and Chairman of the Board of ARCO
 Chemical Company from 1987 until May 1995. Mr. Cook is also a director of Castle & Cooke, Inc. and Banc One Louisiana
 Corporation, and a member of the Investment Advisory
 Committee of Aurora Capital Partners, L.P.

                                                                       DIRECTOR
                  NAME AND PRINCIPAL OCCUPATION                    AGE  SINCE
                  -----------------------------                    --- --------
                  CONTINUING CLASS I DIRECTORS
Robert E. Howson.................................................   64   1995
Chairman of the Board and Chief Executive Officer of the Company
 since January 31, 1995 and Chairman of the Board and Chief
 Executive Officer of McDermott International and McDermott
 Incorporated since August 1988. Prior to assuming these
 positions, he was President and Chief Operating Officer of
 McDermott International and McDermott Incorporated from August
 1987. He is also a director of McDermott International,
 McDermott Incorporated, The Louisiana Land and Exploration
 Company and Whitney Holding Corporation.
Mike H. Lam......................................................   49   1995
President, Marine Construction Services of the Company since
 September 1995. From October 1992 through the completion of the
 Merger on January 31, 1995, he was Vice Chairman of the Board of
 Directors and Chief Operating Officer of OPI, prior to which he was Executive Vice President--Worldwide Operations of OPI from
 April 1990. He is also a director of DeepTech International Inc.
                 CONTINUING CLASS III DIRECTORS
Brock A. Hattox..................................................   48   1995
Executive Vice President and Chief Financial Officer of McDermott
 International since February 1995. He also has been Executive
 Vice President and Chief Financial Officer, and President of the
 Engineering and Construction Group, of McDermott Incorporated
 since February 1995. Prior to assuming these positions, he was
 Senior Vice President and Chief Financial Officer of McDermott
 International and McDermott Incorporated from March 1991; and
 prior to that, Vice President, Controller and Planning, of Eaton
 Corporation (a manufacturer of engineered products for
 automotive, industrial, commercial and defense markets). He is also a director of McDermott International and McDermott
 Incorporated.
John F. Bookout..................................................   73   1995
Chairman of the Board, President and Chief Executive Officer of
 Kelley Oil & Gas Corporation since February 1996. Until his retirement in June 1988, Mr. Bookout was President and Chief
 Executive Officer of Shell Oil Company and served on the
 Supervisory Board of Directors of Royal Dutch Shell in The
 Netherlands. He is also an advisory director of The Investment
 Company of America and a director of McDermott International.

                                                                      DIRECTOR
                  NAME AND PRINCIPAL OCCUPATION                   AGE  SINCE
                  -----------------------------                   --- --------
Cedric E. Ritchie................................................  68   1995
A director of The Bank of Nova Scotia ("BNS") since September
 1972. Chairman of the Executive Committee of the Board of BNS
 from January 1995 until January 1996; prior to which, he was
 Chairman of the Board and Chairman of the Executive Committee of
 the Board of BNS from January 1993 and Chairman of the Board and
 Chief Executive Officer of BNS from December 1979. He is also a director of Ingersoll-Rand Company, MacMillan Bloedel Limited,
 Minorco, Moore Corporation Limited, NOVA Corporation of Alberta
 and Canadian National Railways.
Thomas P. Tatham.................................................  50   1995
Chairman of the Board, Chief Executive Officer and a director of
 DeepTech International Inc. ("DeepTech International") since
 October 1989 and Chairman of the Board and a director of
 Leviathan Gas Pipeline Company ("Leviathan"), which is the
 general partner of Leviathan Gas Pipeline Partners, L.P., a publicly traded master limited partnership, since February 1989.
 Mr. Tatham also served as Chief Executive Officer of Leviathan from February 1989 through June 1995. Mr. Tatham also has been
 Chairman of the Board and a director of Tatham Offshore, Inc.
 ("Tatham Offshore") since its inception in 1988 and has served as its Chief Executive Officer since November 1995.

BOARD OF DIRECTORS AND ITS COMMITTEES

  General Information. The Board of Directors of the Company has an Audit Committee, a Directors Nominating Committee and a Compensation Committee. In addition to several other standing committees, the Board also established an Independent Committee in accordance with the terms of a Letter Agreement entered into between the Company and McDermott International in connection with the Merger (the "Letter Agreement").

  Audit Committee. The Audit Committee is currently composed of Messrs. Ritchie (Chairman), Tatham and Burdick. During the Company's fiscal year ended March 31, 1996 ("fiscal year 1996"), the Audit Committee met twice. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management with regard to such comments; approving professional services, including non-audit services, rendered by such independent auditors; and recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Bookout (Chairman), Ritchie and Tatham. During fiscal year 1996, the Compensation Committee met twice. The

Compensation Committee determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; administers and makes awards under the Company's current long-term and short-term incentive plans; and will administer and make awards under the Company's Restated Executive Long-Term Incentive Compensation Plan and Restated Short-Term Incentive Compensation Plan.

  Directors Nominating Committee. The Directors Nominating Committee is currently composed of Messrs. Macdonald (Chairman) and Bookout. During fiscal year 1996, the Directors Nominating Committee met three times. The function of the Directors Nominating Committee is to recommend nominees for election to the Company's Board of Directors. The Directors Nominating Committee will consider nominees recommended by stockholders for election as directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

  Independent Committee. Under the terms of the Letter Agreement, the Independent Committee must be comprised of each member of the Company's Board of Directors who either (i) would qualify as an independent director within the meaning given to such term under the rules of the New York Stock Exchange or (ii) is not an "Affiliate" or "Associate" (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of McDermott International, the Company, or with respect to periods ending on or prior to the Effective Time, OPI, other than solely as a result of being a director of the Company. The Independent Committee is currently composed of Messrs. Ritchie, Bookout, Macdonald, Tatham, Burdick and Cook. During fiscal year 1996, the Independent Committee met twice.

  Under the Letter Agreement, a majority of the members of the Independent Committee must approve certain transactions between the Company, on one hand, and McDermott International and its Affiliates and Associates, other than the Company and its subsidiaries (the "McDermott Group"), on the other. Such Letter Agreement provides that until the earlier of the third anniversary of the Effective Time or the date on which McDermott International and its Affiliates cease to own at least 30% of the outstanding voting stock of the Company, the Company shall not take any of the following actions, among others, without the approval of the Independent Committee: (a) repurchase, redeem, prepay or amend the $231 million 9% Senior Subordinated Notes due 2001 issued by the Company to McDermott International or the Series A Preferred Stock; or repurchase any of the Common Stock owned by McDermott International or certain of its Affiliates; (b) lease, sell or otherwise provide certain goods or services to, or lease or purchase certain goods or services from, McDermott International or certain of its Affiliates, involving aggregate payments in excess of $5,000,000; or (c) fill any vacancies on the Board of Directors of the Company created by an increase in the size of such Board of Directors with certain persons who are or were executive officers or directors of McDermott International, the Company or OPI. The Letter Agreement also provides that until the earlier of the third anniversary of the Effective Time or the date on which McDermott International and its Affiliates cease to own at least 30% of the outstanding voting stock of the Company, the Company shall not take any of the following actions, among others, without either (i) the affirmative vote of the holders of at least a majority of the then outstanding voting stock of the Company owned by persons other than members of the McDermott Group or Associates thereof or (ii) the approval of the

Independent Committee: (a) any merger or consolidation of the Company or any subsidiary of the Company with any member of the McDermott Group; (b) certain transfers or other dispositions of assets outside of the ordinary course of business to any member of the McDermott Group; (c) certain issuances or transfers by the Company or any subsidiary of the Company of equity securities of the Company or any such subsidiary; (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company pursuant to which any member of the McDermott Group would receive securities of the Company or any subsidiary of the Company; (e) certain reclassifications or recapitalizations of the Company, mergers or consolidations of the Company with any subsidiary, or certain other transactions that have the effect of increasing the proportionate equity interest of the Company or any subsidiary owned by any McDermott Group member; or (f) certain loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any subsidiary of the Company to any McDermott Group member. See "CERTAIN TRANSACTIONS--McDermott International and Affiliates".

DIRECTORS' ATTENDANCE AND COMPENSATION

  Directors' Attendance and Fees. During fiscal year 1996, there were six meetings of the Board of Directors of the Company. Each Director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, other than Mr. Ritchie. Each Director who is not an employee of the Company or any of its affiliated companies receives an annual stipend of $20,000 plus a fee of $1,500 for each Board meeting and $1,000 for each telephonic Board meeting in which such Director participates, and a fee of $1,500 for each committee meeting in which such Director participates.

  Retirement Plan and Health Care. The Company maintains an unfunded retirement plan in which all Directors who are not employees of the Company or any of its subsidiaries participate. The Retirement Plan for Non-Management Directors of J. Ray McDermott, S.A. provides an annual benefit equal to the greater of (1) 50% of the "Final Average Compensation" (generally average annual compensation for the last three consecutive years of service) received by the Director from the Company or (2) the annual stipend (excluding meeting and committee fees and expenses) which the Company paid non-management Directors immediately preceding the last annual meeting held prior to the Director's retirement. Benefits are payable quarterly, commencing upon retirement or disability. A lump sum distribution may be requested subject to the consent of the Company's Finance Committee. The period of time for which a Director is due such quarterly payments equals the period of time of service as a Director. A death benefit is also provided in the event that the Director dies prior to the last quarterly payment due under the plan. The Directors also participate in the Company's health care plan under the same terms and conditions applicable to employees.

  Non-Employee Director Stock Plan. The Company has a Non-Employee Director Stock Plan (the "Directors Plan") to encourage stock ownership by Directors, to more closely align the interests of Directors with the Company's stockholders and to provide the Company with an effective means of attracting and retaining qualified individuals to serve on the Board of Directors. The Directors Plan, which is administered by the Board of Directors, permits the Board to grant to Directors who are not employees of the Company or any of its

Affiliates stock options and rights to purchase restricted stock in an aggregate of up to 100,000 shares of Common Stock. Options, which are granted at no less than 100% of the fair market value on the date of grant, are fully vested and exercisable on the date of grant and remain exercisable for not more than ten years thereafter. Rights to purchase Common Stock are granted at $1.00 per share subject to transfer restrictions and forfeiture under certain circumstances.

  Pursuant to the Directors Plan, each eligible Director is granted options to purchase at fair market value 600 shares of Common Stock on the first day of the first year of such Director's term, and 200 shares on the first day of each subsequent year during such term. Also pursuant to the Directors Plan, each eligible Director is granted the right to purchase 300 shares of restricted stock on the first day of the first year of such Director's term, and 100 shares of restricted stock on the first day of each subsequent year during such term. The restrictions and forfeiture provisions generally lapse on all shares of restricted stock purchased under grants made during a Director's term at the end of such term. In the event of a change in control of the Company, all such restrictions and forfeiture provisions shall lapse and options shall remain exercisable throughout their term.

  During fiscal year 1996, options to acquire 2,200 shares of Common Stock and rights to purchase 1,100 shares of restricted stock were awarded under the Directors Plan, of which 300 shares of restricted stock were forfeited by Mr. Wade upon his resignation as Vice Chairman of the Board of Directors in April 1996.

  Mr. Lam's Deferred Compensation Agreement. In January 1992, OPI entered into a deferred compensation agreement with Mr. Lam. Under his deferred compensation agreement, OPI was required to pay Mr. Lam annual cash payments in varying amounts beginning at the end of his fifth year of service with OPI ($50,000 at the end of his fifth year of service, increasing by $10,000 for each subsequent year through the ninth year of service), and either a cash payment or annuity in the amount of $1,000,000, plus an additional amount equal to all federal and state income taxes attributable to such payment, at the end of his tenth year of service. The obligations of OPI under the deferred compensation agreement were indirectly assumed by the Company by operation of law upon the consummation of the Merger. The Board of Directors of the Company on February 7, 1995 approved a resolution that Mr. Lam's service as a member of the Board, or as an advisor to the Company, would be treated as service as an "employee" for purposes of his deferred compensation agreement. For purposes of his deferred compensation agreement, Mr. Lam is considered to have commenced service with the Company in May 1990. In accordance with his deferred compensation agreement, the Company made an annual cash payment of $50,000 to Mr. Lam during fiscal year 1996.

  If a "business combination" (as defined in the deferred compensation agreement) not approved by the Board occurs during the term of such agreement, Mr. Lam will be entitled to receive a fully vested and non-forfeitable benefit under such agreement as if he completed ten years of service with the Company. An irrevocable grantor trust was established contemporaneously with the execution of the deferred compensation agreement, which trust has been nominally funded. Mr. Lam's interest in any assets of the trust are that of an unsecured general creditor of the Company.

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of August 2, 1996), positions held with the Company and certain other business experience information for each of the Company's executive officers who are not Directors.

  Richard R. Foreman, 48, Executive Vice President and Chief Financial Officer of the Company since January 31, 1995. Before assuming his present position, Mr. Foreman was President and Chief Financial Officer of OPI from October 1992; and prior to that, President and Chief Operating Officer of OPI from December 1989.

  Daniel R. Gaubert, 47, Vice President, Finance of the Company since August 1995. Prior thereto, he was Acting Controller of the Company from February 1995. Mr. Gaubert also has served as Vice President, Finance and Controller of McDermott International and McDermott Incorporated since February 1995. Prior thereto, he was Vice President and Controller of McDermott International and McDermott Incorporated from February 1992; Corporate Controller of McDermott International and McDermott Incorporated from July 1991; and prior to that, Group Controller, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company, which are subsidiaries of McDermott International.

  L. E. Walker, 51, Senior Vice President, Business Development and Strategic Initiatives of the Company since February 1995. Before assuming this position, Mr. Walker served as President of Offshore Pipelines International, Ltd., OPI's primary international operating subsidiary, from December 1991 and as Executive Vice President--International Operations of OPI from October 1990 until December 1991. He has over 20 years of experience in the offshore construction industry, including serving from 1980 until 1988 as a Vice President and General Manager for McDermott International.

  Richard E. Woolbert, 62, Executive Vice President and Chief Administrative Officer of the Company since February 1995 and Executive Vice President and Chief Administrative Officer of McDermott International and McDermott Incorporated since February 1995. Before assuming his current positions, Mr. Woolbert was Senior Vice President and Chief Administrative Officer of McDermott International and McDermott Incorporated from August 1991. Prior thereto, he served as Vice President and Chief Administrative Officer of McDermott International and McDermott Incorporated from November 1988.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock and McDermott International's Common Stock, par value $1.00 per share ("McDermott Common Stock"), beneficially owned by each Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all Directors and executive officers of the Company as a group, as of June 5, 1996, except as otherwise noted. No Director or executive officer beneficially owned, as of June 5, 1996, any other equity security of the Company or of its parent or subsidiaries.

                                                     MCDERMOTT
                                              COMMON   COMMON
NAME                                           STOCK    STOCK
- ----                                          ------- ---------
John F. Bookout(1)(2).......................      300    4,925
Rick L. Burdick(1)..........................      300        0
Lodwrick M. Cook............................    1,000        0
Richard R. Foreman(3)(4)(5)(6)..............  136,796        0
Brock A. Hattox(7)..........................    1,200  120,189
Robert E. Howson(5)(7)......................   23,014  525,747
Mike H. Lam(3)(4)(5)(6).....................  215,283        0
J. Howard Macdonald(1)(2)...................      300    3,375
Cedric E. Ritchie(1)........................      300        0
Thomas P. Tatham(1).........................      300        0
L. E. Walker(3)(4)(5)(6)....................  147,786        0
James J. Wildasin(4)(5)(7)..................   23,691   92,661
Don W. Wilson(6)(8).........................  115,251        0
All Directors and executive officers as a
 group (15 persons).........................  673,271  918,211

- --------
(1) With respect to each of Messrs. Bookout, Burdick, Macdonald, Ritchie and Tatham, includes 200 shares of Common Stock that may be acquired within 60 days of June 5, 1996 upon the exercise of stock options, and 100 restricted shares of Common Stock, as to which such individuals have sole voting power but no dispositive power, granted under the Company's Non-Employee Director Stock Plan.
(2) With respect to Messrs. Bookout and Macdonald, includes 1,950 and 2,250 shares, respectively, of McDermott Common Stock that may be acquired within 60 days of June 5, 1996 upon the exercise of stock options, and 150 and 750 restricted shares, respectively, of McDermott Common Stock, as to which such individuals have sole voting power but no dispositive power, granted under McDermott International's 1992 Director Stock Program.
(3) With respect to Messrs. Foreman, Lam and Walker, includes 114,784, 210,000 and 133,400 shares, respectively, of Common Stock that may be acquired within 60 days of June 5, 1996 upon the exercise of stock options, which originally were options to acquire OPI Common Stock that became immediately exercisable options to acquire Common Stock upon consummation of the Merger.

(4) With respect to Messrs. Foreman, Lam, Walker and Wildasin, includes the equivalent of approximately 2,764, 1,118, 2,760 and 267 shares, respectively, of Common Stock held in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of March 31, 1996.
(5) With respect to Messrs. Foreman, Howson, Lam, Walker and Wildasin, includes 6,337, 7,924, 600, 3,380 and 7,514 shares, respectively, of Common Stock that may be acquired within 60 days of June 5, 1996 upon the exercise of stock options granted under the Company's Executive Long-Term Incentive Compensation Plan or Non-Employee Director Stock Plan. Also includes with respect to Messrs. Foreman, Howson, Lam, Walker and Wildasin, 8,980, 15,090, 5,020, 7,350 and 15,910 restricted shares, respectively, of Common Stock, as to which such individuals have sole voting power but no dispositive power, granted under the Company's Executive Long-Term Incentive Compensation Plan or Non-Employee Director Stock Plan.
(6) With respect to Messrs. Foreman, Lam, Walker and Wilson includes 931, 905, 896 and 175 shares, respectively, of Common Stock held as of April 18, 1996 in OPI's Employee Stock Ownership Plan, which was assumed by the Company in connection with the Merger.
(7) With respect to Messrs. Hattox, Howson and Wildasin, includes 77,754, 307,670 and 56,787 shares, respectively, of McDermott Common Stock that may be acquired within 60 days of June 5, 1996 upon the exercise of stock options granted under McDermott International's 1983 and 1987 Long-Term Performance Incentive Compensation Programs or 1992 Officer Stock Incentive Program. Also includes with respect to Messrs. Hattox, Howson and Wildasin, 39,410, 196,470 and 29,245 restricted shares, respectively, of McDermott Common Stock, as to which such individuals have sole voting power but no dispositive power, granted under McDermott International's 1987 Long-Term Performance Incentive Compensation Program or 1992 Officer Stock Incentive Program. Also includes with respect to Messrs. Hattox, Howson and Wildasin, the equivalent of 1,025, 1,022 and 1,327 shares, respectively, of McDermott Common Stock held in the McDermott Thrift Plan as of March 31, 1996.
(8) Mr. Wilson resigned as an executive officer of the Company in December
    1995.

  Total shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that (i) the 673,271 shares of Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 1.65% of the outstanding shares of Common Stock, and (ii) the 918,211 shares of McDermott Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 1.59% of the outstanding shares of McDermott Common Stock. Percentage of shares beneficially owned is based upon total shares outstanding on June 5, 1996, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act, less any shares held by subsidiaries.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of June 5, 1996:

                                                                AMOUNT AND
                                                                NATURE OF
                                                                BENEFICIAL    PERCENT
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER OWNERSHIP(1)   OF CLASS
- --------------            ------------------------------------ ------------   --------
Common Stock............  McDermott International, Inc.         24,668,29(2)    60.43%(3)
                          1450 Poydras Street
                          New Orleans, LA 70112-6050
Series A Preferred Stock
(4).....................  McDermott International, Inc.         3,200,000(5)   100.00%
                          1450 Poydras Street
                          New Orleans, LA 70112-6050

- --------
(1) Sole voting and investment power unless otherwise noted.
(2) As reported on a Schedule 13D dated February 9, 1995 filed by McDermott International.
(3) Percent of class based upon the outstanding shares of Common Stock on June 5, 1996, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.
(4) Entitles holders thereof to one vote per share, voting as a single class with holders of Common Stock.
(5) As footnoted on a Schedule 13D dated February 9, 1995 filed by McDermott International with respect to its Common Stock.

                       REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

  The Compensation Committee, which is composed of three independent non-employee Directors, administers the Company's executive compensation program. The Compensation Committee's primary responsibility is to ensure the executive compensation program supports the interests of the Company and its stockholders.

  The Company's program has four goals:

 .Attract and retain a top management team;
 .Motivate superior performance;
 .Reward contributions toward the attainment of Company strategies; and .Drive increases in the value of stockholders' investments in the Company.

  The key elements of the executive compensation program are base salary, short-term incentives, and long-term incentives (stock options and restricted stock). Pay levels and opportunities under the executive compensation programs are targeted at the median of competitive levels, defined by companies within the Company's industry, as well as by more general industrial companies. The Compensation Committee and the Company have access to outside consultants and multiple data surveys to help them determine where the competitive median lies for various executive positions and different types of compensation.

BASE SALARY

  Salaries and salary ranges were established based upon the past practices of OPI and McDermott International's Marine Construction Services Business (the "Merged Companies"). Changes to salaries are determined based upon individual performance and expectations regarding future contributions. Mr. Howson does not receive a base salary from the Company.

SHORT-TERM INCENTIVES

  Executives have the opportunity to earn annual cash incentives each year. Actual payments reflect actual performance versus goals which are established at the beginning of each fiscal year. Bonuses were awarded for the fiscal year ended March 31, 1996. However, based upon the Company's performance versus performance goals established at the beginning of the fiscal year, generally bonuses were below target bonus levels. Mr. Howson is not eligible to receive a bonus under the Company's short-term incentive plan.

LONG-TERM INCENTIVES

  This program allows for various types of long-term incentive awards. Grants of nonqualified stock options and restricted stock were made in connection with the close of fiscal year 1996. The awards made were reflective of median market practice and the Compensation Committee's subjective assessment of the Company's performance.

  Mr. Howson's equity grants were determined subjectively by the Compensation Committee. Mr. Howson received a grant of Company stock options in recognition of the services he renders as Chairman and Chief Executive Officer. Mr. Howson was awarded options to acquire 32,560 shares of Common Stock at a per share exercise price of $16.6875 (market value on the date of grant). He also received 7,600 shares of restricted Common Stock for fiscal year 1996 in recognition of the services he renders as Chairman and Chief Executive Officer.

POLICY WITH RESPECT TO SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, enacted in August 1993, limits the tax deduction the Company can take with respect to the compensation of certain executive officers unless the compensation is "performance based", and the material terms of performance goals are disclosed to and approved by the Company's stockholders. The Company's executive compensation plans received stockholder approval prior to the Company becoming a publicly traded company and were drafted with the intention that incentive opportunities (short-term, stock options and restricted stock) qualify as performance-based compensation under

Section 162(m). The transition period under Section 162(m) will expire during 1996. Stockholders are now being asked to approve the short-term and long-term plans, as restated, in order to preserve tax deductibility.

                                                    J. F. Bookout, Chairman
                                                    C. E. Ritchie
                                                    T. P. Tatham

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Tatham, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of DeepTech International and Tatham Offshore, and Chairman of the Board of Leviathan. These companies and their affiliates, either directly or indirectly, have, and will continue to be, engaged in a number of commercial transactions with the Company, all of which have been, and are expected to continue to be, entered into in the ordinary course of business and on an arms-length basis. See "CERTAIN TRANSACTIONS--Thomas P. Tatham and Affiliates".

PERFORMANCE GRAPH

  Set forth below is a graph comparing, on a quarterly basis, the cumulative total stockholder return on Common Stock with the cumulative total return of the S&P 500 Index and a peer group index from January 31, 1995 (the date that the Common Stock commenced trading on the New York Stock Exchange) until March 31, 1996 (the end of the Company's fiscal year). The Common Stock did not become publicly traded under Section 12 of the Exchange Act until January 31, 1995; therefore, return information for earlier periods is not presented. The peer group of companies consists of Baker-Hughes Incorporated, BJ Services Co., Camco International, Inc., Coflexip S.A., Dresser Industries, Inc., Global Marine, Inc., Halliburton Company, Schlumberger Limited, Stolt Comex Seaway, S.A., and Tidewater, Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                J. RAY MCDERMOTT, S.A.; S&P 500; AND PEER GROUP

                             [P.U. WPX Chart Here]

* Assumes $100 invested on January 31, 1995 in J. Ray McDermott, S.A. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

                                1/31/95 3/31/95 6/30/95 9/30/95 12/31/95 3/31/96
                                ------- ------- ------- ------- -------- -------
J. Ray McDermott, S.A.......... $100.00 $123.42 $101.14 $102.85 $ 81.71  $ 88.57
S&P 500........................ $100.00 $107.11 $117.30 $126.59 $134.19  $141.38
Peer Group..................... $100.00 $111.61 $117.58 $125.59 $139.19  $162.18

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation for fiscal years 1995 and 1996 of (i) the Company's Chief Executive Officer, (ii) the Company's four highest paid executive officers other than the Chief Executive Officer, and (iii) Don W. Wilson, the former Executive Vice President, Operations of the Company (collectively, the "Named Executive Officers"). For fiscal year 1995, except as otherwise noted, such table only reflects the compensation paid for the two month period commencing from the Effective Time through March 31, 1995. Mr. Howson, who is an employee of McDermott International, does not receive a salary from the Company. Under a services agreement between the Company and McDermott International, the Company is required to pay to McDermott International $2,000,000 annually for the services of certain of McDermott International's executives, including the services of Mr. Howson as Chairman and Chief Executive Officer of the Company. The table does not provide any compensation information relating to the services that Mr. Howson provides as an executive officer of McDermott International.

                          SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION(1)         LONG-TERM COMPENSATION
                                                    ----------------------------- -----------------------------
                                                                                         AWARDS         PAYOUTS
                                                                                  --------------------- -------
                                                                                             SECURITIES
                                                                          OTHER              UNDERLYING           ALL
                                             FISCAL                       ANNUAL  RESTRICTED   STOCK     LTIP    OTHER
NAME                     PRINCIPAL POSITION   YEAR   SALARY   BONUS      COMP.(2)  STOCK(3)   OPTIONS   PAYOUTS COMP.(4)
- ----                    -------------------- ------ -------- --------    -------- ---------- ---------- ------- --------
R.E. Howson............ Chairman & Chief      1996  $      0 $      0    $      0  $190,000    32,560     $ 0   $     0
                        Executive Officer     1995  $      0 $      0    $      0  $174,143    23,770     $ 0   $     0
R.R. Foreman........... Executive VP &        1996  $309,000 $ 31,354    $      0  $ 87,250    21,130     $ 0   $61,121
                        Chief Financial       1995  $ 50,750 $      0    $      0  $127,643    19,010     $ 0   $51,008
                        Officer
M.H. Lam(5)............ President, Marine     1996  $208,818 $ 41,978    $      0  $118,000    78,640     $ 0   $55,717
                        Construction          1995     --       --          --        --         --       --       --
                        Services
L.E. Walker............ Senior VP,            1996  $219,064 $ 33,551    $ 26,886  $ 93,250    13,700     $ 0   $ 4,348
                        Development &         1995  $ 34,007 $      0    $      0  $ 84,165    10,140     $ 0   $   340
                        Strategic Initiative
J.J. Wildasin.......... President, Europe     1996  $399,481 $ 68,470    $448,285  $192,500    27,250     $ 0   $15,632
                        & Subsea              1995  $ 63,181 $110,285(6) $ 38,222  $190,883    22,540     $ 0   $   375
                        Development
D.W. Wilson(7)......... Former                1996  $200,976 $      0    $ 78,115  $      0         0     $ 0   $   518
                        Executive VP,         1995  $ 36,867 $      0    $ 15,701  $102,998    12,670     $ 0   $   369
                        Operations

- --------
(1) Includes amounts earned in the fiscal year, whether or not deferred.

(2) With respect to all Named Executive Officers other than Messrs. Walker, Wildasin and Wilson, the aggregate value of perquisites and other personal benefits are not included because it did not exceed the lesser of $50,000 or 10 percent of the total amount of his annual salary and bonus. With respect to Mr. Walker, includes expenses and tax equalization associated with his international assignment for fiscal year 1996. With respect to Mr. Wildasin, includes commodities, services, housing, utilities, expenses and tax equalization associated with his international assignment for fiscal years 1995 and 1996. With respect to Mr. Wilson, includes commodities, services, housing, utilities, expenses and tax equalization associated with his international assignment for fiscal year 1996, and includes imputed income on interest free loans given to him under OPI's Incentive Compensation Program for fiscal years 1995 and 1996.

(3) Restricted stock awards in Common Stock are valued at the closing market price on the date of grant less any amounts paid by the executive officers for such awards. As of March 31, 1996 (which is prior to the date of restricted stock awards for fiscal year 1996), the total number of restricted shares of Common Stock held by the Named Executive Officers and their market values (based upon the closing market price on March 29, 1996 of $19.375) are as follows: Mr. Howson held 7,490 shares valued at $137,629; Mr. Foreman held 5,490 shares valued at $100,879; Mr. Lam held 300 shares valued at $5,513; Mr. Walker held 3,620 shares valued at $66,518; and Mr. Wildasin held 8,210 shares valued at $150,859. On such date, Mr. Wilson did not hold any shares of restricted stock. Dividends are not currently paid on the Common Stock. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse.

(4) Amounts include company matching contributions in Common Stock or McDermott Common Stock made under McDermott's Thrift Plan and the value of insurance premiums paid by the Company. With respect to Mr. Foreman, also includes $50,000 and $60,000 paid during fiscal years 1995 and 1996, respectively, under his deferred compensation agreement, but excludes a $2,000,000 noncompetition payment made in fiscal year 1995 in connection with the Merger under his employment agreement. With respect to Mr. Lam, includes $50,000 paid under his deferred compensation agreement. With respect to Mr. Walker, excludes a $1,280,000 deferred compensation payment made in fiscal year 1995 in connection with the Merger as a result of the acceleration of the amounts payable to him under, and the termination of, a deferred compensation agreement between him and OPI, and excludes a payment of $375,629 in fiscal year 1996 pursuant to an agreement entered into concurrently with the termination of such deferred compensation agreement. With respect to Mr. Wilson, excludes $1,131,250 received in fiscal year 1995 in connection with the Merger (which amount is the market value of 50,000 shares of Common Stock as of January 31, 1995, the date upon which Mr. Wilson received such stock as a noncompetition payment under his employment agreement).

(5) Reflects compensation received by Mr. Lam from September 1995, at which time he became employed by the Company, through the end of fiscal year 1996.

(6) Reflects the amount paid to Mr. Wildasin by the Company equal to the bonus that Mr. Wildasin would have received for the full 12 month fiscal year ended March 31, 1995 under McDermott International's annual cash incentive plan as President and Chief Operating Officer of McDermott International's Marine Construction Services Business.

(7) For fiscal year 1996, only includes compensation received by Mr. Wilson from April 1995 through December 1995, at which time he resigned from the Company.

OPTION GRANT TABLE

  Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant; provided, however, that with respect to 50% of the options granted, they only vest on such anniversary dates of grant if certain targeted earnings per share of the Company are achieved for the applicable fiscal years. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Compensation Committee may accelerate the exercisability of any options outstanding. The following table provides information about option grants to the Named Executive Officers (other than Mr. Wilson who forfeited all his options upon his resignation from the Company) during fiscal year 1996. The Company did not grant any stock appreciation rights to its executive officers during fiscal year 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                      ASSUMED ANNUAL RATES OF STOCK
                                      INDIVIDUAL GRANTS              APPRECIATION FOR OPTION TERM(1)
                         ------------------------------------------- --------------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL                            5%              10%
                         UNDERLYING   OPTIONS                        --------------- ----------------
                          OPTIONS    GRANTED TO  EXERCISE EXPIRATION     DOLLAR           DOLLAR
          NAME            GRANTED   EMPLOYEES(2) PRICE(3)    DATE        GAINS            GAINS
          ----           ---------- ------------ -------- ---------- --------------- ----------------
R. E. Howson
 Common Stock...........   32,560       8.44     $16.6875  02/05/06        $341,707          $865,953
R. R. Foreman
 Common Stock...........   21,130       5.48     $16.6875  02/05/06        $221,753          $561,965
M. H. Lam
 Common Stock...........   50,000      12.96     $17.0000  12/07/05        $509,110        $1,314,155
 Common Stock...........   28,640       7.43     $16.6875  02/05/06        $300,568          $761,698
L. E. Walker
 Common Stock...........   13,700       3.55     $16.6875  02/05/06        $143,777          $364,360
J. J. Wildasin
 Common Stock...........   27,250       7.06     $16.6875  02/05/06        $285,981          $724,730
All Stockholders(4).....     --          --      $16.6875     --       $421,865,384    $1,069,088,493
Named Executive Officers' gains as a % of all stockholders' gains...            .43%              .43%

- --------
(1) At a five percent and ten percent annual rate of appreciation, the stock price would be approximately $27.1822 and $43.2831, respectively, if the assumed annual rates of stock price appreciation shown were to be achieved over a ten year option term.
(2) Based on 385,710 options granted to all employees of the Company during fiscal year 1996.
(3) Fair market value on date of grant.
(4) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 40,197,946 outstanding shares of Common Stock on March 31, 1996.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1996 by each of the Named Executive Officers (other than Mr. Wilson who did not exercise any options during fiscal year 1996 and forfeited all of his options upon his resignation from the Company) and the value at March 31, 1996 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through March 31, 1996 (when the fair market value of the Common Stock was $19.375 per share). The value actually realized upon exercise of the options by such Named Executive Officers will depend on the value of the Common Stock at the time of exercise.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                     TOTAL NUMBER OF             TOTAL VALUE OF
                                                  SECURITIES UNDERLYING     UNEXERCISED, IN-THE-MONEY
                                                UNEXERCISED OPTIONS HELD  OPTIONS HELD AT FISCAL YEAR-
                                                   AT FISCAL YEAR-END                  END
                                                ------------------------- --------------------------------
                          NUMBER OF
                           SHARES
                          ACQUIRED     VALUE
          NAME           ON EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
          ----           ----------- ---------- ----------- ------------- ---------------  ---------------
R. E. Howson
 Common Stock...........         0           $0     7,924      48,406                  $0          $87,505
R. R. Foreman
 Common Stock...........   100,000   $1,375,525   121,121      33,803     $     1,286,155          $56,787
M. H. Lam
 Common Stock...........         0           $0   210,600      78,640     $     2,808,750         $195,720
L. E. Walker
 Common Stock...........    91,600   $1,827,300   136,780      20,460     $     1,784,225          $36,819
J. J. Wildasin
 Common Stock...........         0           $0     7,514      42,276                  $0          $73,234

EMPLOYMENT, DEFERRED COMPENSATION AND BONUS PAYMENT AGREEMENTS

  Employment Agreements. In connection with the Merger, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Foreman pursuant to which Mr. Foreman is employed as

Chief Financial Officer of the Company. The Employment Agreement expires on January 31, 2000 (the "Employment Term"). During the term of the Employment Agreement, Mr. Foreman is entitled to receive an annual base salary of $300,000, cash bonus (if any, as determined by the Compensation Committee based upon the achievement of certain pre-established performance goals), and to participate in all plans, policies and programs maintained or provided by the Company for senior executives from time to time. In the event of a termination of employment by the Company without cause, or by Mr. Foreman for good reason, he will be entitled to receive his annual base salary through the balance of his Employment Term. In the event of a termination of employment by reason of death or disability, he will be entitled to continue to receive his annual base salary through the end of the month in which his date of death occurs or he is first eligible to receive payment of disability benefits, as the case may be. During the Employment Term and through the fifth anniversary of the expiration of the Employment Term, Mr. Foreman has an affirmative duty not to compete with the Company. In consideration for such agreement not to compete, on January 31, 1995, the Company paid Mr. Foreman $2,000,000. Additionally, he is prohibited from disclosing proprietary information and is subject to standard non-solicitation and confidentiality covenants.

  Mr. Wilson, the former Executive Vice President, Operations of the Company, who resigned from the Company in December 1995, also entered into a similar employment agreement with the Company in connection with the Merger. No payments, however, were made to Mr. Wilson under his employment agreement as a result of his resignation.

  Mr. Foreman's Deferred Compensation Agreement. In January 1992, OPI entered into a deferred compensation agreement with Mr. Foreman. The obligations of OPI under the deferred compensation agreement were indirectly assumed by the Company by operation of law upon the consummation of the Merger. For purposes of the deferred compensation agreement, Mr. Foreman is considered to have commenced employment with the Company in February 1990. Under the deferred compensation agreement, he will receive annual cash payments in varying amounts beginning at the end of his fifth year of service with the Company ($50,000 at the end of his fifth year of service, increasing by $10,000 for each subsequent year through the ninth year of service), and either a cash payment or annuity in the amount of $1,000,000, plus an additional amount equal to all federal and state income taxes attributable to such payment, at the end of his tenth year of service. If Mr. Foreman's employment with the Company is terminated, he will receive varying payments depending upon the type of termination. In accordance with his deferred compensation agreement, the Company made an annual cash payment of $60,000 to Mr. Foreman during fiscal year 1996.

  If a "business combination" (as defined in the deferred compensation agreement) not approved by the Board occurs during the term of such agreement, Mr. Foreman will be entitled to receive a fully vested and non-forfeitable benefit under such agreement as if he completed ten years of service with the Company. An irrevocable grantor trust was established contemporaneously with the execution of the deferred compensation agreement, which trust has been nominally funded. Mr. Foreman's interest in any assets of the trust are that of an unsecured general creditor of the Company.

  Bonus Agreement Payment to Mr. Walker. In January 1996, the Company paid to Mr. Walker a bonus equal to $375,629, pursuant to the terms of an agreement entered into by Mr. Walker and the Company on February 1, 1995. Such agreement was entered into concurrently with a $1,280,000 payment under, and the termination of, a deferred compensation agreement between him and OPI, which was assumed by a subsidiary of the Company as a result of the Merger. No further payments are due to Mr. Walker under any of these agreements.

RETIREMENT PLANS

  Pension Plan. Officers of the Company (other than those who are also officers of McDermott International, McDermott Incorporated or The Babcock & Wilcox Company, including Mr. Howson) and all regular full time employees of the Company or certain of its subsidiaries, except certain non-resident alien employees who are not citizens of a European Community country or do not earn income in the United States, Canada or the United Kingdom, were covered under The Retirement Plan for Employees of J. Ray McDermott Holdings, Inc. (the "J. Ray McDermott Retirement Plan"). Mr. Howson and other employees of McDermott International, McDermott Incorporated or The Babcock & Wilcox Company who also serve as officers of the Company receive their salaries from these other companies and are covered under these companies' retirement plans, as applicable. Employees do not contribute to the J. Ray McDermott Retirement Plan and company contributions are determined on an actuarial basis. An employee must be employed by the Company or a subsidiary for one year prior to participating in the plan and must have five years of continuous service to vest in any accrued benefits under the plan. Pension benefits will be paid directly by the Company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans") to the extent that benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code.

  The following table shows the annual benefit payable under the J. Ray McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1996 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of December 31, 1995 (the end of the last plan year), Mr. Lam had Final Average Earnings of $117,453 and 19 years of credited service and Mr. Wildasin had Final Average Earnings of $263,256 and 6 years of credited service under the J. Ray McDermott Retirement Plan. As of such date, Messrs. Foreman and Walker were not eligible to participate in the plan based upon their employment term. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                       J. RAY MCDERMOTT RETIREMENT PLAN

 FINAL      ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
 AVERAGE   -----------------------------------------------------------
 EARNINGS    10      15      20       25       30       35       40
 --------  ------- ------- ------- -------- -------- -------- --------
 100,000   $14,171 $21,256 $28,341 $ 35,427 $ 43,354 $ 51,282 $ 58,623
 125,000    18,337  27,506  36,675   45,843   55,012   64,587   73,817
 150,000    22,504  33,756  45,008   56,260   67,512   78,764   90,016
 200,000    30,837  46,256  61,675   77,093   92,512  107,931  123,349
 250,000    39,171  58,756  78,341   97,927  117,512  137,097  156,683
 300,000    47,504  71,256  95,008  118,760  142,512  166,264  190,016

  Supplemental Executive Retirement Plan. An unfunded supplemental retirement plan called the Supplemental Executive Retirement Plan (the "SERP") was established in June 1980 by McDermott Incorporated and was amended to become a plan of McDermott International in September 1989. In March 1995, the Company became a participating employer in the SERP, and as a result, the SERP covers certain officers of the Company as well as officers of McDermott International and other designated companies. Generally, retirement benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to SERP scheduled retirement date, whichever is greater. The maximum benefit payable to any officer that is an employee of the Company may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Foreman and Wildasin at retirement age as stated in the SERP is 53.75% and 31.75%, respectively, of each such person's final 3-year average cash compensation. Mr. Howson, who receives no salary from the Company, will not receive a benefit under the SERP as a result of his service as Chairman of the Board and Chief Executive Officer of the Company. He will, however, receive a benefit under the SERP as a result of his service as an executive officer of McDermott International based upon the salary and bonus paid to him by such company.

  A trust (assets of the trust constitute corporate assets) has been established that is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to the failure by the Company to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                                APPROVAL OF THE
                         COMPANY'S RESTATED SHORT-TERM
                          INCENTIVE COMPENSATION PLAN
                                   (ITEM 2)

  The Board of Directors of the Company has adopted the J. Ray McDermott, S.A. Restated 1994 Short-Term Incentive Compensation Plan (the "Short-Term Incentive Plan" or "STIP") and directed that the STIP be submitted to stockholders for their approval at the Annual Meeting. The purpose of the STIP is to provide a means to compensate managerial and other key employees, including officers, who contribute materially to the success of the Company and its subsidiaries and its affiliated companies. The STIP constitutes a restatement of the Company's Short-Term Incentive Compensation Plan (the "Original Plan"), which was adopted by the Company's Board of Directors in December 1994 and approved by McDermott International as the Company's sole stockholder to comply with 162(m) of the Internal Revenue Code, prior to the Company becoming a publicly traded company. The Short-Term Incentive Plan is substantially similar to the Original Plan. However, recently issued final regulations concerning Section 162(m) now require that the STIP be resubmitted to stockholders for approval at this time.

  The affirmative vote of a majority of the voting power of the outstanding shares of Company stock present in person or by proxy and entitled to vote at the Annual Meeting on this proposal is required for adoption of the STIP. The Board of Directors recommends that stockholders vote "FOR" this proposal.

SUMMARY DESCRIPTION OF THE SHORT-TERM INCENTIVE PLAN

  The following summary of the terms of the STIP is qualified in its entirety by reference to the text of the STIP, which is attached as Appendix A to this Proxy Statement. If adopted by the stockholders, the STIP will be effective as of April 1, 1996.

  The STIP will be administered by the Compensation Committee of the Company's Board of Directors. All full-time salaried employees of the Company and its subsidiaries are eligible to participate, with an employee's participation in the STIP determined annually by such committee.

  The Compensation Committee will establish, for each fiscal year of the Company (a "Plan Year"), performance goals and award opportunities, in writing, corresponding to various levels of achievement of the pre-established performance goals. The award opportunities for any Named Executive Officer who is eligible to participate will be based on the following performance criteria:

    (i)  the Named Executive Officer's target incentive award;

    (ii) the potential final award corresponding to various levels of achievement of the performance goals, established by the Compensation Committee; and

    (iii) the Company's performance in relation to the pre-established performance goals. Performance measures that may be used to determine award opportunities for any Named Executive Officer shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity (as those terms are defined in the STIP).

  Once established, performance goals normally may not be changed during the Plan Year. However, if it is determined that external changes or other unanticipated business conditions have materially affected the fairness of the goals, the Compensation Committee may approve appropriate adjustments to the performance goals. In addition, the Compensation Committee shall have the authority to reduce or eliminate final awards, based upon any criteria it deems appropriate.

  At the end of each Plan Year, awards are computed for each STIP participant. Final individual awards may vary above or below the target award, based on the level of achievement of the pre-established performance goal, and will be payable to the recipients within seventy-five (75) days of the Compensation Committee's determination, unless deferred by such recipients. Awards may be deferred in accordance with such rules and procedures as may be established by the Compensation Committee, in its sole discretion. The maximum payout with respect to any award payable to any one participant in any given Plan Year is one million dollars ($1,000,000).

NEW PLAN BENEFITS

  The benefits, if awarded, that will be received under the STIP by particular individuals or groups are not determinable at this time. The benefits that were received for fiscal year 1996 by the Named Executive Officers pursuant to the Original Plan are set forth in the Summary Compensation Table on page 16.

                                APPROVAL OF THE
                    COMPANY'S RESTATED EXECUTIVE LONG-TERM
                          INCENTIVE COMPENSATION PLAN
                                   (ITEM 3)

  The success of the Company depends, in large measure, on its ability to recruit and retain executive officers and key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align stockholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Company's financial goals. In order to accomplish these objectives, the Board of Directors has adopted, subject to approval by the stockholders, the J. Ray McDermott, S.A. Restated 1994 Executive Long-Term Incentive Compensation Plan (the "LTIP" or "Incentive Plan").

  The Incentive Plan constitutes a restatement of the Company's Executive Long-Term Incentive Compensation Plan (the "Original Plan"), which was adopted by the Board of Directors of the Company in December 1994 and approved by McDermott International as the Company's sole stockholder to comply with 162(m) of the Internal Revenue Code, prior to the Company becoming a publicly traded company. The Incentive Plan is substantially similar to the Original Plan. However, recently issued final regulations concerning Section 162(m) now require that the LTIP be resubmitted to stockholders for approval at this time.

  The affirmative vote of a majority of the voting power of the outstanding shares of Company stock present in person or by proxy and entitled to vote at the Annual Meeting on this proposal is required for adoption of the Incentive Plan. The Board of Directors recommends that stockholders vote "FOR" this proposal.

SUMMARY DESCRIPTION OF THE LTIP

  The following summary of the terms of the LTIP is qualified in its entirety by reference to the text of the LTIP, which is attached as Appendix B to this Proxy Statement. If adopted by the stockholders, the LTIP will be effective as of April 1, 1996.

  Administration. The LTIP will be administered by the Compensation Committee of the Company's Board of Directors.

  Eligibility. Executive officers and key employees of the Company and its subsidiaries are eligible to participate in the LTIP. Non-employee Directors of the Company are not eligible. Fourteen employees of the Company and its subsidiaries currently participate in the Original Plan; however, because the LTIP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

  Stock Available for Issuance Through the LTIP. The LTIP provides for a number of forms of stock-based compensation, as further described below. Up to four million (4,000,000) shares of the Company's Common

Stock are authorized for issuance through the LTIP. The amount of shares authorized for issuance under the Incentive Plan includes the number of shares subject to awards granted under the Original Plan as of the effective date of the Incentive Plan. Provisions in the LTIP permit the reuse or reissuance by the plan of shares of Common Stock underlying canceled, expired, or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Company to pay taxes on an award, subject to restrictions imposed under the Securities and Exchange Commission's ("SEC") short-swing trading rules.

  Stock-based compensation will typically be issued in consideration for the performance of services to the Company, but payment of a purchase price for each share of restricted stock equal to $1.00 per share will be required at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Compensation Committee so provides, in shares of Common Stock.

  Description of Awards Under the Plan. The Compensation Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, and performance shares and performance units, subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

  Stock Options. The Compensation Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the excise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the LTIP, the Compensation Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

  Options granted to employees under the LTIP will expire at such times as the Compensation Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment with the Company. The termination provisions will be determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

  Upon the exercise of an option granted under the LTIP, the option price is payable in full to the Company, either: (i) in cash or its equivalent, or (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (iii) if permitted in the award agreement, a combination of (i) and (ii).

  Stock Appreciation Rights. Under the Incentive Plan, the Compensation Committee may grant eligible officers and key employees stock appreciation rights, either in connection with a related option ("Tandem SAR") or independently of any options ("Freestanding SAR"), or any combination thereof as determined by the Compensation Committee in its sole discretion.

  The grant price of a Freestanding SAR is equal to the fair market value of a share of Common Stock on the date of grant as reported on the New York Stock Exchange. The grant price of a Tandem SAR is equal to the option price of the related option.

  Tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent option, provided the related option is then exercisable. With respect to Tandem SARs granted in connection with an ISO, (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the option price of the underlying option and the fair market value of the shares subject to the underlying option at the time the SAR is exercised; and (iii) the Tandem SAR may be exercised only when the fair market value of the shares subject to the option exceeds the option price. Freestanding SAR's will become exercisable at such time or times as the Compensation Committee shall determine. No SAR granted under the plan may be exercisable more than ten years after the date of grant. The Compensation Committee shall determine the exercisability of any SAR in the event of termination of employment for any reason. SARs are not transferable except by will or by the laws of descent an distribution and pursuant to certain qualified domestic relations orders.

  Performance Shares and Performance Units. Performance Units and Performance Shares my be granted by the Compensation Committee, at any time, in such amounts and upon such terms as the Compensation Committee determines. Each Performance Unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each Performance Share shall have an initial value equal to the fair market value of a share on the date of grant as reported on the New York Stock Exchange. The Compensation Committee in its discretion shall determine the applicable performance period and shall establish performance goals for any given performance period. The extent to which the performance goals are met during the applicable performance period determines the number and/or value of Performance Shares and/or Performance Units that are paid out to participants. Upon expiration of the performance period, the holder of Performance Shares or Performance Units is entitled to receive a payout on the units and/or shares earned over the performance period. The amount of the payout is a function of the extent to which the performance goals have been achieved.

  Awards will be payable to recipients in a single lump sum within 75 days following the close of the applicable performance period, unless deferred by such recipient prior to the beginning of the applicable performance period. Payment may be made in cash or in shares of Common Stock that have an aggregate fair market value equal to the earned Performance Units or Performance Shares on the last day of the applicable performance period as reported on the New York Stock Exchange.

  In the event the employment of a participant is terminated by reason of death, disability, or retirement during a performance period, the participant shall receive a pro-rated payout, determined by the Compensation Committee in its sole discretion, based on the length of time Performance Shares or Units were held and the level of achievement of the performance goals. In the event a participant's employment is terminated under any other circumstances, all Performance Shares or Units shall be forfeited. Performance Shares and Units are not transferable except by will or by the laws of descent and distribution and pursuant to certain qualified domestic relations orders.

  Restricted Stock. The Compensation Committee also will be authorized to award restricted shares of Common Stock under the LTIP upon such terms and conditions as it shall establish. Participants will be required to pay a purchase price for each share of restricted stock granted equal to $1.00 per share. The award agreement will specify the period(s) of restriction, the number of restricted shares of Common Stock granted, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants shall receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

  Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with the Company. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTIP and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of restricted stock, which qualifies for performance-based compensation under Section 162(m) and which are held by "covered employees" under Section 162(m), shall occur at the time it otherwise would have, but for the employment termination.

  Performance Measures. The Compensation Committee may grant awards under the LTIP to eligible employees subject to the attainment of certain specified performance measures. The number of performance-based awards granted to an executive officer or key employee in any year is determined by the Compensation Committee in its sole discretion. The value of each performance-based award shall be determined solely upon the achievement of certain preestablished objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period is set by the Compensation Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee shall establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which shall be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

  The value of performance-based awards may be based on absolute measures or on a comparison of the Company's financial measures during a Performance Period to the financial measures of a group of competitors. Finance measures selected by the Compensation Committee shall be one or more of the following:
Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets, and Return on Equity. Following the end of a Performance Period, the Compensation Committee shall determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Compensation Committee shall also have discretion to reduce (but not to increase) the value of a performance-based award. The Compensation

Committee will certify, in writing, that the award is based on the degree of attainment of the preestablished objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, shall be made in the form of shares of Common Stock.

  Change in Control. In the event of a Change in Control (as defined in the LTIP) of the Company, the exercisability of any option or SAR shall accelerate, restrictions on restricted stock shall lapse and the target payout opportunities under all outstanding awards of any kind shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The holder of any outstanding cash based award will be entitled to a cash payment within 30 days following the effective date of the Change in Control equal to the pro-rata portion of all targeted cash payout opportunities associated with such awards based on the number of complete and partial calendar months within the Performance Period that had elapsed as of the effective date of the Change in Control. A determination of whether a Change in Control has occurred shall be made by a majority vote of the members of the Compensation Committee as constituted immediately prior to such Change in Control.

  Adjustment and Amendments. The LTIP provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split, or certain other events. In case of a pending change of control of the Company, outstanding options granted under the LTIP will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The LTIP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Stockholder approval of an amendment will be sought if necessary or desirable under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law.

  Nontransferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the LTIP shall be assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Compensation Committee in the award agreement, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to ISOs.

  Duration of the Plan. The LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will any award be granted under the LTIP on or after April 1, 2006.

FEDERAL INCOME TAX CONSEQUENCES

  Options. With respect to options which qualify as ISOs, a LTIP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise, or (b) the amount realized on disposition, exceeds the option price; and (ii) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

  With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  Stock Appreciation Rights. A participant who is granted a stock appreciation right recognizes no income upon grant of the stock appreciation right. At the time of exercise, however, the participant shall recognize compensation income equal to any cash received and the fair market value of any Common Stock received. This income is subject to withholding. The Company is entitled to an income tax deduction corresponding to the ordinary income recognized by the participant.

  Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares (less any amount the participant paid for such shares) and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Alternatively, the participant may elect within 30 days of the grant of restricted stock to recognize ordinary income equal to the then fair market value of the shares (less any amount the participant paid for such shares). Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company. In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)". To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

  Performance Share or Performance Unit Awards. The grant of a Performance Share or a Performance Unit award does not generate taxable income to the participant or an income tax deduction to the Company. Any cash and the fair market value of any Common Stock received as payment in respect of a Performance Share or Performance Unit award will constitute ordinary income to the participant (in the case of a participant who is an insider, the fair market value of the shares six months after receipt will be used to measure income, unless a Section 83(b) election is filed). The participant's income is subject to income and employment tax withholding.

The Company will be entitled to an income tax deduction corresponding to the ordinary income tax deduction corresponding to the ordinary income recognized by the participant.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by stockholders of the Company, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company of the last day of the taxable year.

  It is presently anticipated that the Compensation Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Compensation Committee will take the effect of Section 162(m) into consideration in structuring Incentive Plan awards.

NEW PLAN BENEFITS

  The benefits that will be received under the LTIP by particular individuals or groups are not determinable at this time. The benefits that were received for fiscal year 1996 by the Named Executive Officers pursuant to the Original Plan are summarized in tables on pages 16-19.

                                 RETENTION OF
                         INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1997
                                   (ITEM 4)

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP ("Ernst & Young") to serve as independent auditors to audit the accounts of the Company for the fiscal year ending March 31, 1997. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the stockholders for their approval. Ernst & Young served as independent auditors of the Company and its subsidiaries during fiscal year 1996. During such fiscal year, Ernst & Young performed audit and tax services for the Company and its subsidiaries for which they have received or will receive, in the aggregate, approximately $2,800,000 in fees. Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The affirmative vote of majority of the voting power of the outstanding shares of Company stock present in person or by proxy at the Annual Meeting is required to approve this proposal. The Board of Directors recommends that stockholders vote "FOR" the retention of Ernst & Young as the Company's independent auditors.

                             CERTAIN TRANSACTIONS

MCDERMOTT INTERNATIONAL AND AFFILIATES

  McDermott International owns approximately 61% of the outstanding shares of Common Stock and all of the 3,200,000 outstanding shares of Series A Preferred Stock of the Company, which represents approximately 64% of the voting stock of the Company. As a result, McDermott International (either directly or through members of the McDermott Group) has provided and, subject to the continuing approval of the Independent Committee, will continue to provide various services to the Company and its subsidiaries in an effort to reduce duplicative costs, overhead and resources.

  Reimbursement of Health Care Costs. For a period of several months after the Effective Time, McDermott International provided health care benefits to the Company's employees or former employees for which the Company reimbursed McDermott International approximately $1.9 million for the costs or expenses incurred by McDermott International in providing such benefits.

  Services Agreements. In connection with the Merger, McDermott International and the Company entered into a Transition Services Agreement (the "Transition Services Agreement") and a Services Agreement (the "Services Agreement") under which McDermott International agreed to provide certain services to the Company and the Company agreed to purchase such services. Under the terms of the Transition Services Agreement, McDermott International agreed, for a period of one year after the Effective Time (which has been extended through fiscal year 1997), to provide certain services, including (i) certain accounting, employee benefit, salary, business planning and office support services to the Company, for which the Company agreed to pay based on the amount of services used and the actual cost thereof to McDermott International. Under the terms of the Services Agreement, McDermott International agreed to provide certain services to the Company, based primarily upon a predetermined annual fee for each such service, until such time as McDermott International no longer owns a majority of the Company's outstanding Common Stock. Such services include accounting and financial reporting, treasury and financing, corporate tax administration and research, human relations policies and procedures, safety, health and environmental administration, public and investor relations, executive officer, corporate secretary, electronic information, and telecommunications network maintenance and administration services. From the Effective Time through fiscal year 1996, the Company paid to McDermott International approximately $14.1 million under the Transition Services Agreement and the Services Agreement.

  During the same time period, McDermott International also provided other services, resources and products to the Company under an arrangement similar to the services agreements, including marine systems and automation, technology development and research, legal, aviation, investment portfolio management, reproduction, international marketing and lobbying services and office space, for which the Company paid to McDermott International approximately $10 million.

  The Independent Committee of the Board reviews the services provided by McDermott International and other members of the McDermott Group to the Company and its subsidiaries on an annual basis. After consultation with McDermott International and giving due consideration to the legal obligations of McDermott International, the Company may seek the provision of any of the above described services from third parties if the Board of Directors of the Company, after receiving the recommendation of the Independent Committee of the Board, determines that obtaining such services from third parties is in the best interests of the Company.

  Other Arrangements and Transactions. From the Effective Time through fiscal year 1996, McDermott International and other members of the McDermott Group provided other services, on an as requested basis, to the Company and its subsidiaries, the costs of which were based on reference to charges to unrelated parties for similar work. A significant portion of such services related to subcontracts for fabrication and procurement of materials. During this time period, McDermott International recognized revenue in the amount of approximately $16.2 million with respect to the provision of these services, a portion of which will be billed to and paid by the Company and its subsidiaries after fiscal year 1996. During the same time period, the Company and its subsidiaries provided services to McDermott International and other members of the McDermott Group for requested services on the same basis for which the Company recognized revenue in the amount of approximately $10.2 million.

  From the Effective Time through fiscal year 1996, the Company also purchased engineering services from McDermott International in the amount of approximately $25.6 million based on reference to charges to unrelated parties for similar work. Effective April 1, 1996, the Company and McDermott International, through subsidiaries, created an equally owned engineering joint venture. In connection therewith, McDermott International contributed assets totalling approximately $7.9 million, subject to adjustment, and the Company agreed to make capital contributions to the engineering joint venture in an amount up to the value of the contributed assets. The engineering joint venture is a preferred (but not exclusive) provider of services to the Delta Hudson International subsidiaries of McDermott International for onshore-related work and to the Company for offshore-related work. The charges for such services will also be based on charges to unrelated parties for similar work. Arrangements for pricing these services will be reviewed from time to time by the parties.

  While the Company's employee liability, comprehensive general liability, property, marine and other insurance programs are placed through commercial insurance carriers, substantially all of such employee liability exposure is reinsured, and significant deductibles under the Company's other insurance programs are insured, by wholly owned insurance subsidiaries of McDermott International. The premiums charged by such insurance subsidiaries of McDermott International for such insurance are primarily based on claims experience and forecasted future activities of the Company and its subsidiaries. Management believes that this approach is more cost-effective as there is generally no commercial market for insurance on the same economic terms for these types of exposures.

  From the Effective Time through fiscal year 1996, the Company paid approximately $5.2 million to McDermott International for the charter or lease of certain diving support equipment and systems used by the Company or its joint ventures in offshore installation and pipelaying activities. In June 1996, McDermott International agreed to sell substantially all of such diving support equipment and systems to the Company for approximately $3.6 million in connection with the Company's proposed sale of certain diving support assets to a third party in exchange for an equity interest in such third party.

  In June 1996, McDermott International and the Company also agreed that the Company will purchase from McDermott International nine cranes to be used in the Company's fabrication and construction activities for approximately $9 million.

  All of these transactions were negotiated at arms length by the parties, and to the extent required, approved by the Independent Committee of the Board.

  Working Capital Facility. In connection with the Merger, the Company and McDermott International entered into a Loan Agreement and Note (the "Working Capital Note") pursuant to which McDermott International provided working capital to the Company and its subsidiaries of up to $50 million through June 1995. During fiscal year 1996, the largest principal balance outstanding under the Working Capital Note was $44.8 million and interest payments in the amount of $364,600 were paid by the Company to McDermott International under such note.

  9% Notes and Floating Rate Note. As a part of the consideration received in connection with the Merger and the related contribution of its Marine Construction Services Business to the Company, McDermott International received $231 million of 9% Senior Subordinated Notes due 2001 (the "9% Notes") and a floating rate (3 month London Interbank Offered Rate plus 1.25%) demand note (the "Floating Rate Note") from the Company. During fiscal year 1996, interest payments in the amount of $20.79 million and $1.47 million were paid by the Company to McDermott International under the 9% Notes and the Floating Rate Note, respectively, and on March 28, 1996, the Company repaid the remaining $20.5 million principal amount outstanding on the Floating Rate Note.

  Series A Preferred Stock. During fiscal year 1996, McDermott International as the sole holder of all of the outstanding Series A Preferred Stock of the Company received quarterly dividend payments totalling $7.2 million from the Company.

FRANK C. WADE AND AFFILIATES

  Wade Noncompetition Agreement Payments. During fiscal year 1996, the Company and a subsidiary made payments to Frank C. Wade totalling $1.5 million pursuant to certain noncompetition agreements entered into in connection with the Merger, which prohibit Mr. Wade from competing with the Company for a five year period after the Merger. Under such agreements, Mr. Wade is also subject to standard non-solicitation and confidentiality covenants. Mr. Wade was Chairman of the Board of Directors and Chief Executive Officer of OPI from December 1988 until the Merger and thereafter served as Vice Chairman of the Board of Directors of the Company until his resignation in April 1996.

  Wade Resignation. On April 22, 1996, Mr. Wade resigned as the Vice Chairman of the Board of Directors of the Company and the Company entered into an agreement with Mr. Wade with respect to certain matters.

Under the agreement, (i) the Company and Mr. Wade terminated a Lease and Sublease (the "Lease") entered into between a subsidiary of the Company and Resort Equities, Ltd. ("Resort Equities"), an affiliate of Mr. Wade, pursuant to which the Company caused its subsidiary to release its claims and rights under the Lease against Resort Equities and Mr. Wade, including a claim for $120,000 in unpaid rent and the right to receive an additional $150,000 in rent if the Lease had not been terminated, and (ii) Mr. Wade caused Resort Equities to release its claims and rights under the Lease against the Company and its subsidiary, and caused another of his affiliates to waive and surrender its right to acquire a 15% interest in certain property owned by the Company's subsidiary. Prior to the termination of the Lease, Resort Equities paid to the Company's subsidiary $90,000 in rent. The agreement between the Company and Mr. Wade also called for the payment of $29,529 to the Company in settlement of all amounts owed by F-W Global Aviation, Inc. ("F-W Global Aviation"), another affiliate of Mr. Wade, to the Company. Such settlement payment was net of amounts payable by the Company to F-W Global Aviation for aircraft usage by Company personnel.

  Other Transactions with an Affiliate of Mr. Wade. Effective May 1, 1995, a subsidiary of the Company entered into an Office Sublease with F-W Oil Interests, Inc. ("F-W Oil"), an affiliate of Mr. Wade, pursuant to which such subsidiary subleased a portion of its leased space in Houston, Texas to F-W Oil. Under the sublease, which expires no later than March 14, 1997, F-W Oil is required to make monthly rental payments of approximately $17,900 to such subsidiary. During fiscal year 1996, F-W Oil paid such subsidiary of the Company approximately $185,000 under the sublease.

  Effective April 1, 1995, a subsidiary of the Company entered into a Production Management and Operation Agreement with F-W Oil pursuant to which F-W Oil manages and operates an offshore producing oil and gas property for such subsidiary of the Company. Under this agreement, such subsidiary is required to pay F-W Oil a monthly fee of $48,000 for F-W Oil's management and operation of such property (the "Operating Fee"), together with certain third party costs incurred by F-W Oil not covered by the Operating Fee, plus, in certain cases, a 15% mark-up. Under this agreement, such payment terms are applicable until December 31, 1996, at which time if the parties fail to agree to new payment terms, either party may terminate the agreement. During fiscal year 1996, the Company paid $576,000 to F-W Oil and reimbursed F-W Oil for out-of-pocket expenses (without mark-up) under the agreement.

  During fiscal year 1996, a subsidiary of the Company refurbished, transported and installed an offshore jacket and deck (and certain related equipment) for F-W Oil that such subsidiary sold to F-W Oil for approximately $1.1 million in 1995. In connection therewith, F-W Oil paid such subsidiary approximately $2 million for such services. During fiscal year 1996, such subsidiary of the Company also fabricated a caisson for F-W Oil for $84,000.

  Mike H. Lam was an officer of F-W Oil until November 1995. The above described transactions with F-W Oil were entered into in the Company's ordinary course of business and were negotiated on an arms-length basis. The Company believes the terms thereof to be no more or less favorable to either of the parties than those customary and standard in the industry.

THOMAS P. TATHAM AND AFFILIATES

  Tatham Farmout and Sale. In anticipation of the Merger, on October 1, 1994,
J. Ray McDermott Properties, Inc., a subsidiary of the Company ("JRM Properties"), OPI International, Inc. (a subsidiary of OPI prior to the Merger that became a subsidiary of the Company under the name J. Ray McDermott, Inc. ("JRMI") as a result of the Merger), F-W Oil and Tatham Offshore, a company of which Thomas P. Tatham (one of the Company's directors) is Chairman of the Board and Chief Executive Officer, entered into a Farmout Agreement, a Unit Operating Agreement and other documents, pursuant to which Tatham Offshore, as the operator and 100% working interest owner of a certain offshore oil and gas property, assigned to the other parties an aggregate 25% working interest in such property. The Company, through JRM Properties and JRMI, acquired a 12.5% working interest and a related net revenue interest with respect to such property for an initial investment of approximately $1.45 million, and subsequent thereto, has paid approximately an additional $3.8 million in joint interest billing costs. On September 25, 1995, JRM Properties and JRMI sold its aggregate 12.5% working interest and net revenue interest in the property to Tatham Offshore in exchange for a $8 million convertible production payment relating to such property. Pursuant to the terms of the agreements entered into in connection with such sale, these subsidiaries received a right to a production payment that allows them to share in up to $8 million of the net proceeds of any production from the property based upon a percentage of their original 12.5% working interest without incurring any additional development and production costs, including their pro rata portion of approximately $10.4 million in such costs that was called for by the operator of the property at that time. In December 1995, this property was placed on production, and at March 31, 1996, an aggregate of approximately 90,000 mcf of natural gas per day was being produced from the first three wells. Through such date, the Company has earned approximately $179,000 as a result of this production payment. Such $8 million production payment or any unpaid portion thereof is also convertible into Tatham Offshore common stock at $8.00 per share (with registration rights), and under certain circumstances, exchangeable for cash payments from DeepTech International, another company of which Mr. Tatham is Chairman of the Board and Chief Executive Officer, equaling 50% of the $8 million production payment or any unpaid portion thereof, if the Company provides project financing to DeepTech International or an affiliate thereof in the future.

  Tatham Offshore Note. On June 30, 1995, Tatham Offshore paid in full the remaining principal balance of approximately $7.1 million, plus accrued interest, on a note payable to a subsidiary of the Company. The note, which was in the original principal amount of approximately $11.4 million with 9.5% interest per annum (subsequently amended to 10.5% per annum), was issued by Tatham Offshore to such subsidiary when it was a subsidiary of OPI, in connection with such subsidiary's acquisition, fabrication and installation of an offshore platform for Tatham Offshore pursuant to a Construction and Financing Agreement.

  Design, Fabrication and Installation Contracts with Affiliates of Mr. Tatham. A subsidiary of the Company has entered into agreements to design, fabricate or install several offshore pipelines or structures for affiliates of Mr. Tatham (primarily Leviathan Gas Pipeline Partners, L.P. and its affiliates). The value of these agreements exceeds $80 million. As of March 31, 1996, Leviathan Gas Pipeline Partners, L.P. and its affiliates and Tatham Offshore have paid to such subsidiary of the Company approximately $58.2 million and $0.8 million, respectively, for work completed under such agreements, and Leviathan Gas Pipeline Partners, L.P. and its affiliates and Tatham Offshore have been invoiced for an additional $3.0 million and $0.3 million, respectively. The Company expects that the amounts invoiced will be paid in the ordinary course of business.

  The transactions described above were entered into in the Company's ordinary course of business, were negotiated on an arm's-length basis and, in certain cases, were approved by the Company's Board of Directors. The Company believes the terms thereof to be no more or less favorable to either of the parties than those customary and standard in the industry.

  Tatham Interests. The Company, through one of its subsidiaries, owns 140,000 shares of Tatham Offshore Common Stock and 20,000 units of Leviathan Gas Pipeline Partners, L.P.

DON W. WILSON

  Under the terms of OPI's Incentive Compensation Program, OPI, prior to the Merger, and the Company, after the Merger and as a result of its indirect assumption of such program, advanced, on an interest free basis, to the participants of such program amounts sufficient to satisfy their federal tax liability in connection with the vesting of restricted stock awards made under such program. In 1995, the Company advanced to Don W. Wilson (the former Executive Vice President, Operations of the Company) approximately $253,000 to satisfy federal tax withholding liability as a result of the vesting of all his unvested restricted stock awards under such program. As of March 31, 1996, the principal balance outstanding on all advances made to Mr. Wilson under this program was approximately $408,000.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own 10% or more of the Company's voting stock to file reports of ownership and changes in ownership of the Company's equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1996.

                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

  No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon according to their judgment in the best interests of the Company.

  Proposals by stockholders intended to be presented at the 1997 Annual Meeting must be received by the Corporate Secretary of the Company no later than February 26, 1997, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          S. WAYNE MURPHY
                                          Secretary

Dated: June 26, 1996

                                                                     APPENDIX A

J. RAY MCDERMOTT, S.A. RESTATED 1994
SHORT-TERM INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

  1.1 ESTABLISHMENT OF THE PLAN. J. Ray McDermott, S.A. (the "Company"), hereby establishes an incentive compensation plan to be known as the J. Ray McDermott, S.A. Restated 1994 Short-Term Incentive Compensation Plan (the "Plan"), as set forth in this document. The Plan constitutes a restatement of the J. Ray McDermott, S.A. Short-Term Incentive Compensation Plan (the "Original Plan"). The Plan permits the awarding of annual cash bonuses to Employees of the Company, based on the achievement of preestablished performance goals.

  1.2 PURPOSE OF THE PLAN. The primary purposes of the Plan are to: (a) motivate Participants toward achieving annual goals that are within group and/or individual control, and are considered key to the Company's success;
(b) encourage teamwork among Participants in various segments of the Company; and (c) reward performance with pay that varies in relation to the extent to which the preestablished goals are achieved.

  1.3 DURATION OF THE PLAN. The Original Plan was effective January 1, 1995. Upon approval by the Board of Directors of the Company, the Plan shall become effective as of April 1, 1996 (the "Effective Date") and shall remain in effect until terminated by the Board pursuant to Article 12 herein.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

  2.1 "AWARD OPPORTUNITY" means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.

  2.2 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.4 "CAUSE" means: (a) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (b) the conviction of a Participant for the commission of a felony or crime involving moral turpitude; provided, however, that if the Participant has entered into an employment agreement that is binding as the date of employment termination, and if such employment agreement defines "Cause," such definition of "Cause" shall apply. "Cause" under either (a) or (b) shall be determined in good faith by the Committee, unless an applicable employment agreement provides otherwise.

  2.5 "CHANGE IN CONTROL" means the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

  (a) Any person as described in Section 3(a)(9) of the Securities Exchange Act of 1934 (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company) is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities.

  (b) During any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

  (c) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least
      50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

  2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

  2.7 "COMMITTEE" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 3 herein.

  2.8 "COMPANY" means J. Ray McDermott, S.A., a Panama corporation (including any and all Subsidiaries), and any successor thereto.

  2.9 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

  2.10 "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

  2.11 "EMPLOYEE" means a nonunion, full-time, salaried employee of the Company.

  2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.13 "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee following the end of the Plan Year.

  2.14 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of a Final Award is earned, is one of the group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

  2.15 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.16 "PARTICIPANT" means an Employee who is actively participating in the Plan.

  2.17 "PLAN" means the J. Ray McDermott, S.A. Restated Short-Term Incentive Compensation Plan, as set forth herein.

  2.18 "PLAN YEAR" means the Company's fiscal year.

  2.19 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement pension plan.

  2.20 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a particular entity in the Plan.

  2.21 "TARGET INCENTIVE AWARD" means the award to be paid to Participants when the Company meets "targeted" performance results, as established by the Committee.

ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall initially be administered by the Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

  3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

  3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

  3.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

  4.1 ELIGIBILITY. All Employees shall be eligible to participate in the Plan for such Plan Year.

  4.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee.

  4.3 PARTIAL PLAN YEAR PARTICIPATION. Except as provided in Article 8 herein, an Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan for that Plan Year. Such situations may include, but are not limited to (a) new hires; (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria; or (c) when an Employee is transferred from an affiliate which does not participate in the Plan.

  The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

  4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year despite having previously participated in the Plan.

ARTICLE 5. AWARD DETERMINATION

  5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall select performance measures and shall establish performance goals for the Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, divisional, and/or individual goals.

  For each Plan Year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

  After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Plan Year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

  The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that Plan Year.

  5.2 AWARD OPPORTUNITIES. Prior to the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the preestablished performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant. Except as provided in Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

  5.3 ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determination, based upon any objective or subjective criteria it deems appropriate.

  Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Named Executive Officers to qualify for the "performance-based" exception under Code
Section 162(m).

  5.4 FINAL AWARD DETERMINATIONS. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the preestablished corporate, divisional, and/or individual performance goals.

  5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be one million dollars ($1,000,000).

  5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

ARTICLE 6. PAYMENT OF FINAL AWARDS

  6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, each Participant's Final Award shall be paid in cash, in one lump sum, within seventy-five (75) calendar days after the end of each Plan Year.

  6.2 DEFERRAL OF FINAL AWARD PAYOUTS. The Committee may permit a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due pursuant to his or her Final Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, including but not limited to rules and procedures for the accrual of interest on such deferrals.

  6.3 UNSECURED INTEREST. No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

ARTICLE 7. TERMINATION OF EMPLOYMENT

  7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event a Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with
Section 5.4 herein shall be a prorated amount of the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.

  The Final Award thus determined shall be paid within seventy-five (75) calendar days following the end of the Plan Year in which employment termination occurs.

  7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of an involuntary employment termination for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

ARTICLE 8. NAMED EXECUTIVE OFFICERS

  8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Named Executive Officers. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Named Executive Officers, the provision of this Article 8 shall control.

  8.2 ESTABLISHMENT OF AWARD OPPORTUNITIES. Except as provided in Section 8.8 herein, Award Opportunities for Named Executive Officers shall be established as a function of each Named Executive Officer's Base Salary (as defined below). Prior to the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the preestablished performance goals.

  For purposes of the Article 8, "Base Salary" shall mean, as to any specific Plan Year, a Participant's regular annual salary rate as of the first day of the Plan Year. Regular salary shall not be reduced by any salary reduction contributions made to any defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan or any other bonuses, incentive pay, or special awards.

  8.3 COMPONENTS OF AWARD OPPORTUNITIES. Each Named Executive Officer's Award Opportunity shall be based on: (i) the Named Executive Officer's Target Incentive Award; (ii) the potential Final Awards corresponding to various levels of achievement of the preestablished performance goals, as established by the Committee; and (iii) Company performance in relation to the preestablished performance goals. Except as provided in Section 8.7 herein, performance measures which may serve as determinants of Named Executive Officers' Award Opportunities shall be limited to:

    (a) Cash Flow, defined for this purpose with respect to each fiscal year of the Company, as the sum of (i) Net Income, (ii) Depreciation and Amortization, (iii) Minority Interest Dividends on Preferred Stock of Subsidiary, as applicable, (iv) Interest Expense, all as reported in the Company's Consolidated Statement of Income and Retained Earnings, and (v) the difference between Deferred and Noncurrent Income Taxes as at the end of such fiscal year and the Deferred and Noncurrent Income Taxes as at the end of the immediately preceding fiscal year, as reported in or determined from the Company's Consolidated Balance Sheet at the end of such year. Group and division Cash Flow, as applicable, is further adjusted to remove all financing elements (including, but not limited to, debt and interest income).

    (b) Cash Flow Return on Capital, defined for this purpose with respect to each fiscal year of the Company, as that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Capital."

    (c) Cash Flow Return on Assets, defined for this purpose with respect to each fiscal year of the Company, as that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which is "Assets."

    (d) Cash Flow Return on Equity, defined for this purpose with respect to each fiscal year of the Company, as that fraction, stated as a percentage, the numerator of which is "Cash Flow" and the denominator of which if "Equity."

    (e) Net Income, defined for this purpose as after-tax net income, as reported in the Company's Consolidated Statement of Income, and after-tax net income attributable to a specific business unit or group and divisional income, as applicable.

    (f) Return on Capital, as defined for this purpose with respect to each fiscal year of the Company, as that fraction stated as a percentage, the numerator of which is "Net Income" and the denominator which is "Capital."

    (g) Return on Assets, as defined for this purpose with respect to each fiscal year of the Company, as that fraction stated as a percentage the numerator of which is "Net Income" and the denominator of which is "Assets."

    (h) Return on Equity, as defined for this purpose with respect to each fiscal year of the Company, as that fraction stated as a percentage, the numerator of which is "Net Income" and the denominator of which is "Equity."

  For purposes of the foregoing, "Assets" are defined as "total assets" as reported in the Company's Consolidated Balance Sheet and group and division assets, as applicable, are defined as "total assets" attributable to the group or division averaged over each of the four quarters in the Plan Year, excluding cash, long-term notes payable, interest payable, and interest receivable; and "Capital" is defined, with respect to each fiscal year of the Company, as the sum of (a) Notes Payable and Current Maturities of Long-Term Debt (cumulatively also known as "Short-Term Debt"), (b) Long-Term Debt, (c) Deferred and Noncurrent Income Taxes, (d) Total Minority Interest, and (e) Stockholders' Equity, all as reported in or determined from the Company's Consolidated Balance Sheet at the end of such year.

  8.4 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Section
8.7 herein, each Named Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee before the first day of each Plan Year.

  8.5 NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Section 8.7 herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

  8.6 INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS. Except as provided in Section 8.7 herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Named Executive Officer.

  8.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Named Executive Officers pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with the terms of this Plan, and without regard to the restrictive provisions of this Article 8.

  In the event the Committee determines that compliance with Code Section 162(m) is not required or desired with respect to any Award Opportunities granted or to be granted under the Plan, then compliance with Code Section 162(m) may not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may, subject to this Article 8, make any adjustments it deems appropriate.

ARTICLE 9. RIGHTS OF PARTICIPANT

  9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

ARTICLE 10. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. CHANGE IN CONTROL

  In the event of a Change In Control, each Participant shall be entitled to a pro-rata payment of his or her Target Incentive Award for the Plan Year during which such Change In Control occurs. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change In Control, in relation to three hundred sixty-five (365). Such amount shall be paid, in cash, to each Participant within thirty (30) days after the effective date of the Change In Control.

ARTICLE 12. AMENDMENT, MODIFICATION, AND TERMINATION

  The Board, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled. No amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for this purpose any approval requirement which is a prerequisite for qualification for the performance based compensation exception to the limitations of Section 162(m) of the Code, with which the Committee has determined it is necessary or desirable to have the Company comply.

ARTICLE 13. MISCELLANEOUS

  13.1 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any Federal, state, local, or other governmental taxes required by law to be withheld with respect to such payments.

  13.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

  13.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  13.4 COSTS OF THE PLAN. All cost of implementing and administering the Plan shall be borne by the Company.

  13.5 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  13.6 REQUIREMENTS OF LAW. The granting of Award Opportunities under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  13.7 GOVERNING LAW. To the extent not preempted by the United States Federal Law, the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of Louisiana.

                                                                     APPENDIX B

J. RAY MCDERMOTT, S.A. RESTATED 1994
EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1 ESTABLISHMENT OF THE PLAN. J. Ray McDermott, S.A. , a Panamanian corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "J. Ray McDermott, S.A. Restated 1994 Executive Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan constitutes a restatement of the J. Ray McDermott Executive Long-Term Incentive Compensation Program (the "Original Plan"). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, and Performance Shares.

  The Original Plan was effective January 1, 1995. Subject to approval by the Company's stockholders, the Plan shall become effective as of April 1, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2005.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Performance Shares.

  2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.5 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

  (a) Any person as described in Section 3(a)(9) of the Securities Exchange Act of 1934, (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company), is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities.

  (b) During any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

  (c) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least
      50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

  2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8 "COMPANY" means J. Ray McDermott, S.A., a Panamanian corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

  2.9 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

  2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  2.11 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

  2.12 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.13 "EMPLOYEE" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.15 "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined in accordance with procedures established by the Committee.

  2.16 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.17 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.18 "INSIDER" shall mean an individual who is subject to Section 16 of the Exchange Act.

  2.19 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.20 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.21 "OFFICER" means an Employee of the Company included in the definition of officer under Section 16 of the Exchange Act and the rules promulgated thereunder or other Employees designated as Officers by the Board of Directors.

  2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.24 "ORIGINAL PROGRAM" means the J. Ray McDermott Executive Long-Term Incentive Compensation Program.

  2.25 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.26 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.28 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

  2.29 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

  2.30 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

  2.31 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.32 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a valid and effective domestic relations order, as determined by the Committee.

  2.33 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.34 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified defined benefit retirement plan.

  2.35 "SHARES" means the shares of Common Stock of the Company.

  2.36 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated s an SAR, pursuant to the terms of Article 7 herein.

  2.37 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

  2.38 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall be administered by the Committee, which Committee shall satisfy the "disinterested administration" provisions of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Officers who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Officers; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Officers; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Officers. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Officers, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million (4,000,000) (which number shall include the number of Shares underlying Awards granted under the Original Program). Shares subject to any Award that is canceled, terminates, expires, or lapses for any reason shall become available for grant under the Plan to the extent permitted by the rules promulgated under Section 16 of the Exchange Act.

  The maximum number of such Shares which may be granted in the form of Restricted Stock pursuant to Article 8 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

  The following rules shall apply to grants of Awards under the Plan:

  (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted or may vest, pursuant to any Stock Option Award in any one fiscal year to any single Participant shall be one hundred thousand (100,000).

  (b) RESTRICTED STOCK: The maximum aggregate number of Shares Restricted Stock that may be granted or may vest in any one fiscal year to any single Participant shall be fifty thousand (50,000).

  (c) INCENTIVE STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be two million five hundred thousand (2,500,000) Shares.

  (d) CASH PAYOUT: The maximum aggregate cash payout with respect to any Award granted in any one fiscal year of the Company is one million five hundred thousand dollars ($1,500,000).

  4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

  4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 ELIGIBILITY. Persons eligible to participate in this Plan include Officers of the Company. Pursuant to Section 3.2, the Committee shall have full power to select Officers who shall participate in the Plan.

  5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4 DURATION OF OPTIONS. Each Option granted to a Participant, shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8 TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

  6.9 NONTRANSFERABILITY OF OPTIONS.

  (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

  (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

  (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

  7.8 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.9 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

  8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3 RESTRICTED STOCK PRICE. The price for each Share of Restricted Stock shall be equal to $1.00 per share. Payment of the purchase price shall be required within thirty (30) days of the date of grant and shall be nonrefundable.

  8.4 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.5 OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Compensation Committee establishes.

  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

  8.8 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met shall be called a "Performance Period."

  9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

  9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made as soon as practicable following the close of the applicable Performance Period in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.7 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

  9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

  9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Corporation unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

  9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

    (a) Cash Flow;

    (b) Cash Flow Return on Capital;

    (c) Cash Flow Return on Assets;

    (d) Cash Flow Return on Equity;

    (e) Net Income;

    (f) Return on Capital;

    (g) Return on Assets;

    (h) Return on Equity;

  Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation, group, or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as defined by the corporation's auditors.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES

  13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  13.2 PARTICIPATION. No Employee or Officer shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

  14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

  (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 10 herein shall be determined in the manner set forth in Section 14.1(c) herein.

  (c) The vesting of all Performance Units and Performance Shares and Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 10 herein shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior to the Change in Control; provided, however, that in the event the Committee determines that actual performance to the date of the Change in Control exceeds targeted levels, the prorated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the Change in Control; and provided further, that there shall not be an accelerated payout with respect to Awards which qualify as "derivative securities" under Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control.

  14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 15.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for this purpose any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act, with which the Committee has determined it is necessary or desirable to have the Company comply.

  The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

  15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. Subject to the restriction set forth in Article 10 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

  15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  15.4 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

  16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 19. LEGAL CONSTRUCTION

  19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  19.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  19.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Louisiana.

                            J. RAY MCDERMOTT, S.A.

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of J. Ray McDermott, S.A., a Panama corporation, hereby appoint S. Wayne Murphy and R. E. Woolbert and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company for the fiscal year ended March 31, 1996 to be held in the Versailles Ballroom of the New Orleans Hilton Riverside, Poydras at Mississippi River, New Orleans, Louisiana, on Friday, August 2, 1995, at 9:30 a.m. local time and at any adjournment(s) of such meeting, with all powers which the undersigned would possess if personally present.

                                          PLEASE MARK, SIGN AND DATE THE
                                          REVERSE SIDE OF THIS PROXY CARD
                                          AND PROMPTLY RETURN IT IN THE
                                          ENCLOSED ENVELOPE.

                                          The undersigned acknowledges
                                          receipt of the Annual Report for
                                          the fiscal year ended March 31, 1996
                                          and the Notice of Annual Meeting of
                                          Stockholders and Proxy Statement of
                                          the Company for the above-mentioned
                                          Annual Meeting of Stockholders.


Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN THE MANNER FAVORED BY THE DIRECTORS AS INDICATED ON THE REVERSE SIDE.



                                    (over)

IMPORTANT--PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:

1. (a) Election of James J. Wildasin, J. Howard Macdonald and Rick L. Burdick as Class II Directors.

   (b) Election of Lodwrick M. Cook as a Class I Director.

                 .  FOR                       .  WITHHOLD AUTHORITY
                    all nominees                 from all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

                 .  ______________________________________

2. Approving the Company's Restated Short-Term Incentive Compensation Plan (the Directors favor a vote "FOR");

                 FOR             AGAINST            ABSTAIN
                 .               .                  .

3. Approving the Company's Restated Executive Long-Term Incentive Compensation Plan (the Directors favor a vote "FOR");

                 FOR             AGAINST            ABSTAIN
                 .               .                  .

4. The retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1997 (the Directors favor a vote "FOR");

                 FOR             AGAINST            ABSTAIN
                 .               .                  .

5. Upon such other matters as may properly come before the meeting.

(Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicated when signing).




Signature _______________________________  Date ________________________

                            J. RAY MCDERMOTT, S.A.

            THE THRIFT PLAN FOR EMPLOYEES OF MCDERMOTT INCORPORATED
             AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

                                 June 26, 1996

To those individuals ("Plan Participants") who have an interest in J. Ray McDermott, S.A. Common Stock, par value $.01 per share (the "Common Stock"), under The Thrift Plan for Employees of McDermott Incorporated and
Participating Subsidiary and Affiliated Companies (the "Thrift Plan"):

    We would like to give Plan Participants having an interest in shares of Common Stock through the Thrift Plan the right to instruct the Trustee how to vote the shares of Common Stock representing their interest in the Thrift Plan.

    In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of J. Ray McDermott, S.A.'s Annual Meeting of Stockholders and the related Proxy Statement. This information is being mailed to stockholders of record as of June 21, 1996. This material is for your information only and need not be returned.

    Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in shares of Common Stock in the Plan. Please return this voting instruction form in the envelope provided as soon as possible.

    If the Trustee does not receive your instructions by August 2, 1996, the Trustee will vote your interest, in its discretion, in a manner consistent with its fiduciary responsibility.

    This letter and the enclosed material relate only to your interest in shares of Common Stock under the Thrift Plan. It has no reference to other shares of Common Stock which you may own. If you own other shares of Common Stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

                                        Very truly yours,

                                        R. E. Howson
                                        Chairman of the Board and
                                         Chief Executive Officer